UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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IMPORTANT REMINDER TO STOCKHOLDERS

May 8, 2017

Dear Fellow ConocoPhillips Stockholder,

You recently received proxy materials in connection with the Annual Meeting of Stockholders of ConocoPhillips (the “Company”) to be held on May 16, 2017.  According to the Company’s records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED. Regardless of the number of shares you own, it is important that they are represented at the annual meeting.

Please take a moment to vote your proxy at your earliest convenience. You should read carefully and consider the information contained in the Company’s Proxy Statement.

Since the Annual Meeting is fast approaching, we encourage you to vote by one of the two methods listed below:

•                  VOTE BY INTERNET: Go to the website www.proxyvote.com, have your control number listed on the enclosed notice card available and follow the simple instructions.

•                  VOTE BY TELEPHONE: Call 1-800-690-6903 (toll free), have your control number listed on the enclosed notice card available and follow the simple instructions.

YOUR PARTICIPATION IS IMPORTANT - PLEASE SUBMIT YOUR VOTING INSTRUCTIONS BY INTERNET OR TELEPHONE BY 11:59 P.M., EASTERN DAYLIGHT TIME, ON MONDAY, MAY 15, 2017.

Thank you very much for your response.

Sincerely,

/s/ Ryan M. Lance
Ryan M. Lance

Chairman and Chief Executive Officer